UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 23, 2009

The Hartford Financial Services Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-13958	13-3317783
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Hartford Plaza, Hartford, Connecticut		06155
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	860-547-5000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 23, 2009, The Hartford Financial Services Group, Inc. (the "Company") appointed Liam E. McGee as Chairman of the Board of Directors and Chief Executive Officer, effective October, 1, 2009. Mr. McGee succeeds Ramani Ayer, who previously announced his intention to retire from the Company. Mr. Ayer will resign as Chairman and CEO effective October 1, 2009 and will retire on November 1, 2009. A copy of the press release relating to Mr. McGee’s appointment is attached as Exhibit 99.1 to this Form 8-K.

Mr. McGee, 55, comes to the Company from Bank of America Corporation, which he joined in 1990. Most recently, Mr. McGee served as President, Bank of America Consumer and Small Business Bank, a position he held since August 2004. In that role, he operated the nation’s largest retail bank, serving more than 50 million consumer households and small businesses through a distribution network that included over 6,100 branches and the nation’s largest online and mobile bank. From August 2001 to August 2004, he served as President, Global Consumer Banking; from August 2000 to August 2001, he served as President, Bank of America California; and from August 1998 to August 2000, he served as President, Southern California Region.

In addition to his role as the Company’s Chairman of the Board of Directors, Mr. McGee will serve on the Board’s Executive Committee and Finance, Investment and Risk Management Committee.

The Company entered into a letter agreement (the "Agreement") with Mr. McGee dated September 23, 2009, regarding the terms of Mr. McGee’s employment. Under the Agreement, Mr. McGee will receive an annual cash base salary of $1,100,000. In addition, he will receive deferred units under The Hartford Deferred Stock Unit Plan at an annual rate of $4,400,000, to be credited each regular pay period. The agreement further provides that at the time the Company makes long-term incentive awards to other employees in 2010, Mr. McGee is to receive a $2,700,000 award in the form of restricted units under the Plan, which vest on the third anniversary of the award date and will be settled on a schedule tied to the Company's repayment of its obligations under the U.S. Department of the Treasury's Troubled Asset Relief Program ("TARP"). For years after 2010, Mr. McGee will receive long-term incentive awards as may be determined by the non-management members of the Company's board of directors in their discretion, including such performance criteria as those members may determine in consultation with the Special Master for TARP Executive Compensation. Crediting of the deferred units, and vesting and payment of the restricted units, is subject to restrictions under applicable TARP regulations. All amounts payable to Mr. McGee under the agreement are limited to the extent required by the Interim Final Rule issued by the U.S. Department of the Treasury regarding permissible compensation arrangements of TARP recipients and by other applicable law. The agreement with Mr. McGee also contains non-competition, non-solicitation and confidentiality provisions.

The foregoing summary is qualified in its entirety by reference to the Agreement, a copy of which is attached hereto as Exhibit 10.01 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

10.01 Letter Agreement dated September 23, 2009.
99.1 Press Release issued September 29, 2009.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Hartford Financial Services Group, Inc.

September 29, 2009	By:	Alan J. Kreczko

Name: Alan J. Kreczko
Title: Executive Vice President and General Counsel

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Exhibit Index

Exhibit No.	Description

10.01	Letter Agreement dated September 23, 2009
99.1	Press Release issued September 29, 2009